SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: March 20, 2006


                            APOLO GOLD & ENERGY INC.
                           (Formerly Apolo Gold Inc.)
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Nevada                                        98-0412805
    ---------------------------                             ---------------
   (State or other jurisdiction                            (I.R.S. Employer
 of incorporation or organization)                        Identification No.)

                           1209 - 409 Granville Street
                              Vancouver, BC V6C 1T2
        ----------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (604) 687-4150
                                -----------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02   Departure of Directors of Principal Officers; Election of Directors;
            Appointment of Principal Officers

The Directors of Apolo Gold & Energy Inc., have appointed Mr. David Tai Wai Yu, a Director, effective March 20, 2006.

Mr. Yu, a resident of Hong Kong, is an experienced independent financial professional with 30 years experience in securities, commodities and foreign exchange trading business. He has been employed by Rothschild & Sons, Shearson American Express, and Citibank.

Recently Mr. Yu participated in negotiations that resulted in long-term agreements between the Chinese government and an oil-producing nation in Africa in exchange for Chinese government-backed investment in economic development and trade, and infrastructure projects. He is currently working on similar projects in South America and Indonesia.

In January 2006, Mr. Yu completed a private placement of $560,000US at a price of $0.10 per share with Apolo Gold & Energy Inc.

Mr. Yu will assist the Company in its pursuit and evaluation of precious metal resource opportunities, particularly in Asia and Africa where he has worked on various projects for many years.

Mr. Yu has no family relationship with any other member of the Board of Directors or Management.

Mr. Rodney Kincaid has also resigned as a director. The Board of Directors is appreciative of the contributions and support of Mr. Kincaid.

Mr. Kincaid has been provided a copy of this disclosure and he has informed the Board of Directors that he has no disagreement with the Board of Directors or the Company.




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APOLO GOLD & ENERGY INC.

Dated: March 20, 2006


/s/ ROBERT DINNING
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ROBERT DINNING, Chief Financial Officer